EXHIBIT 23.1

CONSENT OF J.L. THOMAS ENGINEERING, INC.

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to all references to J.L. Thomas Engineering, Inc., independent petroleum engineers, and the reports prepared by such independent petroleum engineers appearing in Brinx Resources Ltd.’s Annual Report on Form 10-K for the year ended October 31, 2011, including any amendments thereto, to be filed with the U.S. Securities and Exchange Commission.

J. L. THOMAS ENGINEERING, INC. By: /s/ Jack L. Thomas
Jack L. Thomas, P.E.

Oklahoma City, Oklahoma
Dated: October 2, 2012